UNITED STATES
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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AEROVIRONMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 11, 2013, AeroVironment, Inc. issued the following news release:

FOR IMMEDIATE RELEASE

AEROVIRONMENT ISSUES STATEMENT REGARDING
2013 ANNUAL MEETING OF STOCKHOLDERS

Monrovia, Calif., September 11, 2013 - AeroVironment, Inc. (NASDAQ: AVAV) today issued the following statement in response to Engaged Capital’s withdrawal of its director nominee for election to AeroVironment’s board of directors at the 2013 Annual Meeting of Stockholders (“2013 Annual Meeting”), scheduled for October 4, 2013.

The AeroVironment board of directors welcomes the views of its stockholders and appreciates suggestions to help drive long-term growth and enhanced value creation.  Engaged Capital’s decision to withdraw its director nominee and refrain from continuing a disruptive and costly proxy contest at the 2013 Annual Meeting will allow the company to focus on executing its growth strategy for the benefit of all stockholders.

The AeroVironment board and management team continue to execute the company’s fiscal 2014 plan successfully by leveraging existing market leadership to support innovation, encourage market adoption and create long-term value for all stockholders.  In fact, the company continues to see strong demand for, and rapid adoption of, AeroVironment’s unique, high-quality and innovative products and recently received the largest order yet, valued at $36.7 million, for Switchblade™ tactical missile systems, ancillary equipment and support.  AeroVironment’s strategy, strong balance sheet and prudent capital allocation plan are important competitive differentiators that enable the company to support growth initiatives without compromising its ability to make quick and decisive strategic investments in emerging opportunities.

The AeroVironment board is committed to strong corporate governance practices and, in that regard, recently nominated two new, independent and highly qualified individuals to serve as AeroVironment directors: Tom Burbage, former executive vice president and general manager of one of the largest defense acquisition programs to date at Lockheed Martin, and Ed Muller, Vice Chairman of NRG Energy and former chairman and chief executive officer of both GenOn Energy and Mirant Corporation.  The board also appointed Stephen Page, a former director, vice chairman and chief financial officer of United Technologies

Corporation, and former president and chief executive officer of its subsidiary, Otis Elevator Company, as lead independent director.

The interests of AeroVironment’s board and management team are fully aligned with those of all stockholders, as evidenced by their current collective ownership of more than 16% of the company’s common stock.  In addition, the board has established stock ownership guidelines for directors and senior executives to ensure continued alignment of interests.

AeroVironment’s board and management team are committed to building value for all stockholders, and will continue to take actions to achieve this important objective.

If you have any questions, require assistance with voting your WHITE proxy card, or need additional copies of the proxy materials, please contact:

105 Madison Avenue

New York, NY 10016

proxy@mackenziepartners.com

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TOLL-FREE (800) 322-2885

About AeroVironment, Inc.

AeroVironment is a technology solutions provider that designs, develops, produces and supports an advanced portfolio of Unmanned Aircraft Systems (UAS) and electric transportation solutions. Agencies of the U.S. Department of Defense and allied military services use the company’s electric-powered, hand-launched unmanned aircraft systems extensively to provide situational awareness to tactical operating units through real-time, airborne reconnaissance, surveillance and communication. AeroVironment’s electric transportation solutions include a comprehensive suite of electric vehicle (EV) charging systems, installation and network services for consumers, automakers, utilities and government agencies, power cycling and test systems for EV developers and industrial electric vehicle charging systems for commercial fleets. More information about AeroVironment is available at www.avinc.com.

Safe Harbor Statement

Certain statements in this press release may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to perform under existing contracts and obtain additional contracts; changes in the timing and/or amount of government spending; changes in the supply and/or demand and/or prices for our products and services; changes in the regulatory environment; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; failure to develop new products or integrate new technology with current products; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information

AeroVironment and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies in respect of the 2013 Annual Meeting. AeroVironment has filed with the SEC a definitive proxy statement and WHITE proxy card in connection with the 2013 Annual Meeting (the “2013 Proxy Materials”). The 2013 Proxy Materials contain important information about AeroVironment, the 2013 Annual Meeting and related matters, including the interests, if any, of these directors, executive officers and specified employees. Stockholders are urged to read the 2013 Proxy Materials and accompanying WHITE proxy card carefully. Stockholders are able to obtain free copies of the 2013 Proxy Materials and other documents filed with the SEC by AeroVironment through the web site maintained by the SEC at www.sec.gov and on AeroVironment’s web site at www.investor.avinc.com

Additional AeroVironment News: http://www.avinc.com/resources/news

AeroVironment Media Gallery: http://www.avinc.com/media_gallery

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CONTACTS

Steven Gitlin	Matt Sherman / Andrew Siegel / James Golden
AeroVironment, Inc.	Joele Frank, Wilkinson Brimmer Katcher
+1 (626) 357-9983	+1 (212) 355-4449
ir@avinc.com